                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 7, 2003
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                              HANOVER DIRECT, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-08056
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                            (COMMISSION FILE NUMBER)

            DELAWARE                                         13-0853260
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  (STATE OR OTHER JURISDICTION                            (I.R.S. EMPLOYER
        OF INCORPORATION)                               IDENTIFICATION NUMBER)

         115 RIVER ROAD
      EDGEWATER, NEW JERSEY                                      07020
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      (ADDRESS OF PRINCIPAL                                    (ZIP CODE)
        EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

      On Thursday, August 7, 2003 representatives of Chelsey Direct, LLC ("Chelsey") attended a regularly scheduled meeting of the Board of Directors of Hanover Direct, Inc., a Delaware corporation (the "Company"), at the invitation of management of the Company endorsed by its Board of Directors. Senior management of the Company was also present at the meeting. The Company had requested that Chelsey make a brief (15-20 minute) presentation to the Board solely with respect to the following:

      1. Chelsey's vision and proposed plan for value creation opportunities at the Company above and beyond those currently articulated by management in its recent SEC filings and other public statements; and

      2. Chelsey's specific proposal for the terms of an exchange offer by which the Series B Preferred Stock would be exchanged for Common Stock of the Company and/or Chelsey's specific counteroffer to the Company's July 7, 2003 proposal.

The Company wanted to afford Chelsey the opportunity to speak directly to the entire Board of Directors and senior management of the Company and articulate how Chelsey's approach would benefit all the Company's stakeholders.

      At the meeting, Chelsey's representatives delivered to the Company a document entitled "Recapitalization of Hanover Direct, Inc. Summary of Terms" attached as Exhibit 99.1 hereto (the "Proposal") and made a presentation to the Board of Directors regarding the Proposal. That presentation was purportedly summarized in Chelsey's Amendment No. 3 to Schedule 13D as Exhibit E.

      The approval of the Company's secured lender, Congress Financial Corporation, is required for the Proposal. The Company strongly believes that any such proposal should also be submitted to shareholders for their prior approval.

      The Company's Board of Directors referred the Proposal to its Transactions Committee for consideration with a view towards making a recommendation to the Board of Directors. The Transactions Committee, composed of independent directors of the Company, provides assistance to the directors in fulfilling their responsibility to the shareholders by recommending appropriate actions to the Board of Directors on matters which require Board approval, including material transactions with shareholders owning more than ten percent (10%) of the voting securities of the Company. The Transactions Committee has engaged financial advisors and counsel to assist it in its deliberations with respect to the Proposal. Of necessity, the Transactions Committee and the Board of Directors will need time to properly consider and respond to the Proposal.


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     The Court has yet to decide who is the rightful owner of the 29,446,888 shares of Common Stock of the Company and the 1,622,111 shares of Series B Participating Preferred Stock of the Company sold by Richemont Finance S.A. ("Richemont") to Chelsey Direct, LLC on or about May 19, 2003. The Company has agreed to the temporary registration of the Shares in Chelsey's name, pending the resolution of certain litigation between the Company, Chelsey and Richemont described in the Company's Current Reports on Form 8-K filed with the SEC on July 17, 2003 and August 1, 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits:

99.1 "Recapitalization of Hanover Direct, Inc. Summary of Terms" of Chelsey Direct, LLC.

99.2 Letter, dated August 14, 2003, from counsel to Hanover Direct, Inc. to counsel to Chelsey Direct, LLC.

ITEM 9.  REGULATION FD DISCLOSURE.

     The Company's counsel has sent a letter, dated August 14, 2003, to Chelsey's counsel raising certain issues with respect to Chelsey's Amendment No. 3 to Schedule 13D. A copy of such letter is attached as Exhibit 99.2 and incorporated herein by reference.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HANOVER DIRECT, INC.
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                                                (Registrant)

August 14, 2003                        By:   /s/ Thomas C. Shull
                                       -------------------------------------
                                       Name:  Thomas C. Shull
                                       Title: Chairman, President and
                                              Chief Executive Officer